UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

STANDARD FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34893	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania		15146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-856-0363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, the stockholders of Standard Financial Corp. (the “Company”) approved the Standard Financial Corp. 2012 Equity Incentive Plan, which provides for the grant of stock-based incentive awards to officers, employees and directors of the Company and Standard Bank, PaSB. A description of the material terms of the plan is contained in the Company’s definitive proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on January 18, 2012. A copy of the plan is being filed as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 21, 2012, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the approval of the Company’s 2012 Equity Incentive Plan and the ratification of the independent registered public accountants for the year ending September 30, 2012. A breakdown of the votes cast is set forth below.

1. The election of Directors

	For	Withheld	Broker non-votes

Horace G. Cofer	2,526,435	206,245	420,337
Timothy K. Zimmerman	2,713,426	19,254	420,337
Thomas J. Rennie	2,611,436	121,244	420,337

2. The approval of the Standard Financial Corp. 2012 Equity Incentive Plan.

For	Against	Abstain	Broker non-votes

2,506,639	207,108	19,334	420,337

3. The ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accountants for the year ending September 30, 2012.

For	Against	Abstain	Broker non-votes

3,138,377	9,382	5,759	0

Item 9.01	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not Applicable.

(d)	Exhibits.

	10.1	Standard Financial Corp. 2012 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on January 18, 2012 (file no. 001-34893))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD FINANCIAL CORP.

DATE: February 22, 2012	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
President and Chief Executive Officer